Exhibit 99.1

Q2 Holdings, Inc., Enters Agreement to Acquire Cloud Lending, Inc.

AUSTIN, Texas (August 8th, 2018)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure, experience-driven digital banking solutions for community-focused financial institutions, has announced an agreement to acquire San Mateo, California-based Cloud Lending, Inc., a privately-held SaaS company that provides an integrated end-to-end lending and leasing platform.

Through their platform, Cloud Lending helps lenders close more loans, generate more revenue, and provide a better experience to borrowers throughout the loan process.

“By acquiring Cloud Lending, we will be able to help our community and regional financial institutions more effectively manage and grow their lending portfolios—their fundamental income-generating activity,” said Matt Flake, CEO, Q2. “There’s a substantial market opportunity for digital lending, and the addition of Cloud Lending’s talented team and next generation technology solutions will help Q2 expand our footprint in existing markets, as well as enter new ones.”

As a part of Q2 Holdings, Inc., Cloud Lending will benefit from the scale, infrastructure, and resources of its larger parent company.

“The inspiration for Cloud Lending came from our first-hand experience with the impact credit can make in the life of an individual or business,” said Snehal Fulzele, CEO, Cloud Lending, Inc. “This partnership means more lenders will provide greater access to credit for more people and businesses across the globe. Cloud Lending’s team members are excited to partner with Q2 and to continue delivering on our proven track record of innovation in digital lending and leasing.”

The transaction has been approved by the boards of directors of both Q2 and Cloud Lending. Consummation of the proposed transaction is subject to customary closing conditions. The closing of the transaction is expected to occur in the fourth quarter 2018.

About Q2 Holdings, Inc.

Q2 is a leading provider of secure, experience-driven digital banking solutions headquartered in Austin, Texas. The company is driven by a mission to build stronger communities by strengthening their financial institutions. Q2 provides the industry’s most comprehensive digital banking platform, enriched through actionable data insights, open development tools and an evolving fintech ecosystem. It helps clients elevate the experience, drive efficiency and grow faster. To learn more about Q2, visit www.q2ebanking.com.

About Cloud Lending, Inc.

Cloud Lending is the next-generation, cloud-based lending and leasing platform of choice for leading lenders. The end-to-end lending platform simplifies the borrower experience, increases application volumes, accelerates loan decisioning, and reduces operational inefficiencies through digitization and automation. Offering solutions for consumer, commercial, small business, construction and equipment leasing, Cloud Lending’s proven platform solution means lenders can grow their loan portfolio with one partner, eliminating costs and reducing middle and back office operational churn. To learn more, visit Cloud Lending at https://www.cloudlendinginc.com.

Forward-looking Statements:

This press release contains forward-looking statements, including statements about the ability of Cloud Lending’s products to integrate with Q2’s solutions to successfully provide treasury management, compliance and risk management and bank operating solutions; the ability of Q2 to advance its product offerings together with Cloud Lending; and the ability to cross-market Q2 and Cloud Lending’s products. The forward-looking statements contained in this press release are based upon Q2’s current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related our ability to successfully integrate Cloud Lending and its technology and personnel; (b) risks related to the execution of our plans, strategies and forecasts, including with respect to our security, compliance, and risk management capabilities and offerings; (c) risk related to the demand for these offerings; (d) risks related to our expectations with respect to the business of Cloud Lending after completion of the transaction and our ability to realize additional opportunities for growth and innovation; and (e) other risks and potential factors that could affect our business and financial results identified in Q2’s filings with the Securities and Exchange Commission. These filings are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

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